UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

GREEN THUMB INDUSTRIES INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street Suite 700
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 471-6720

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 10, 2026, RSLGH, LLC (“RSLGH”) and Vision Management Services, LLC (“VMS”), subsidiaries of Green Thumb Industries Inc. (the “Company”) entered into an amendment agreement (the “Amendment”) with RYTHM, Inc. (“RYM”). The Amendment was entered into following RYM’s special meeting of stockholders held earlier that day and, among other things, permitted the Amendment. Benjamin Kovler, the Company’s Chairman and Chief Executive Officer, also serves as RYM’s Chairman and Interim Chief Executive Officer.

The Amendment, upon its effective date, will amend the terms of (i) outstanding pre-funded warrants (the “Warrants”) to purchase an aggregate of up to 9,731,638 shares of RYMs common stock, par value $0.001 per share held by RSLGH, (ii) outstanding secured convertible notes held by RSLGH with an aggregate original principal amount of $72.0 million (the “Notes”), and (iii) the Amended and Restated Shared Services Agreement originally entered into between the RYM and VMS on May 20, 2025 (the “Services Agreement”). Pursuant to the Amendment, the Notes, the Warrants and the Services Agreement will be amended to remove all beneficial ownership limitations with respect to the conversion of the Notes, the exercise of the Warrants, and the exercise of certain pre-funded warrants that may be issued in the future pursuant to conversion of the Notes or under the Services Agreement. The effective date of the Amendment is October 10, 2026.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 hereto.

Item 8.01. Other Events.

As a result of the removal of the 49.99% beneficial ownership limitation described in Item 1.01, the Company will be required to consolidate RYM in the Company's financial statements beginning October 10, 2026 (the "Consolidation Date"), in accordance with applicable accounting standards. The Company does not currently intend to exercise any of the Securities prior to the Consolidation Date or thereafter, and the consolidation will occur solely by operation of the terms of the Amendments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amendment to Secured Convertible Notes, Pre-Funded Common Stock Purchase Warrants, and Amended and Restated Shared Services Agreement effective October 10, 2026, among RYTHM, Inc., RSLGH, LLC and Vision Management Services, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

/s/ Bret Kravitz
Date: August 11, 2026	Bret Kravitz General Counsel and Secretary